UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 7, 2007

The New York Times Company

(Exact name of Registrant as Specified in Its Charter)

New York	1-5837	13-1102020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

229 West 43rd Street, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 556-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01  Completion of Acquisition and Disposition of Assets.

On May 7, 2007, The New York Times Company, a New York corporation (the “Company”), and its subsidiaries, NYT Broadcast Holdings, LLC, a Delaware limited liability company; New York Times Management Services, a Massachusetts business trust; NYT Holdings, Inc., an Alabama corporation; and KAUT-TV, LLC, a Delaware limited liability company (collectively, the “Sellers”) completed the sale of the Company’s Broadcast Media Group, consisting of nine network-affiliated television stations, their associated Web sites and digital operating center, and all other real, personal and mixed assets owned, leased and used by the Sellers in connection with the operations of the stations (the “Station Assets”) pursuant to an Asset Purchase Agreement (the “Agreement”) entered into on January 3, 2007, by the Sellers and Local TV, LLC, a Delaware limited liability company (the “Purchaser”) and Oak Hill Capital Partners II, L.P., a Delaware limited partnership.

The Broadcast Media Group comprises the following stations:

•                  WHO-TV in Des Moines, Iowa (NBC);

•                  KFSM-TV in Ft. Smith, Ark. (CBS);

•                  WHNT-TV in Huntsville, Ala. (CBS);

•                  WREG-TV in Memphis, Tenn. (CBS);

•                  WQAD-TV in Moline, Ill. (ABC);

•                  WTKR-TV in Norfolk, Va. (CBS);

•                  KFOR-TV in Oklahoma City, Okla. (NBC);

•                  KAUT-TV in Oklahoma City, Okla. (MyNetworkTV); and

•                  WNEP-TV in Scranton, Penn. (ABC).

In consideration of the acquisition of the Station Assets, the Purchaser paid to the Sellers approximately $575.0 million in cash, subject to working capital adjustments, and assumed certain liabilities of the Sellers relating to existing business contracts, business licenses and licenses with the U.S. Federal Communications Commission (“FCC”).  The net cash proceeds were used to repay commercial paper outstanding on the date of the completion of the sale.

ITEM 9.01  Financial Statements and Exhibits.

(b)  Pro Forma Financial Information

The following unaudited pro forma condensed consolidated balance sheet at December 31, 2006, and the accompanying notes thereto, have been prepared to illustrate the effects of the sale, as discontinued operations, on the historical financial position of the Company and its utilization of the cash proceeds to repay the Company’s commercial paper outstanding.  Since the Broadcast Media Group met the criteria for discontinued operations as of December 31, 2006, the consolidated statements of income for the years ended December 31, 2006, December 25, 2005, and December 26, 2004, included in the Company’s 2006 Annual Report on Form 10-K, reflected the Broadcast Media Group as discontinued operations.  Accordingly, the Company is not presenting the December 31, 2006, December 25, 2005, and December 26, 2004, consolidated statements of income herein.

The unaudited pro forma condensed consolidated balance sheet presents the historical condensed consolidated balance sheet of the Company as if the sale occurred on December 31, 2006.  The assumptions and adjustments are described in the accompanying notes to the unaudited pro forma condensed consolidated balance sheet.

The unaudited pro forma condensed consolidated balance sheet and related notes are presented for informational purposes only.  The pro forma data is not necessarily indicative of what the Company’s financial position actually would have been had it completed the sale at December 31, 2006.  In addition, the unaudited pro forma condensed consolidated balance sheet does not purport to project the future financial position or operating results of the Company.  In the opinion of management, all necessary adjustments to the unaudited pro forma financial information have been made.

The unaudited pro forma condensed consolidated balance sheet should be read in conjunction with the accompanying notes and the respective historical financial information from which it was derived, which includes the Company’s 2006 Annual Report on Form 10-K.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
The New York Times Company
As of December 31, 2006

		Pro forma
(In thousands, except share and per share data)	Historical	adjustments		Pro forma
ASSETS
Current Assets
Cash and cash equivalents	$72,360	$152,975	(a)	$225,335
Accounts receivable (net of allowances $35,840)	402,639	(29,438	)(b)	373,201
Inventories	36,696	—		36,696
Deferred income taxes	73,729	—		73,729
Assets held for sale	357,028	(357,028	)(b)	—
Other current assets	242,591	(2,625	)(b)	239,966
Total current assets	1,185,043	(236,116)		948,927
Investments in Joint Ventures	145,125	—		145,125
Property, Plant and Equipment
Land	65,808	—		65,808
Buildings, building equipment and improvements	718,061	—		718,061
Equipment	1,359,496	—		1,359,496
Construction and equipment installations in progress	529,546	—		529,546
Total - at cost	2,672,911	—		2,672,911
Less: accumulated depreciation and amortization	(1,297,546)	—		(1,297,546)
Property, plant and equipment - net	1,375,365	—		1,375,365
Intangible Assets Acquired
Goodwill	650,920	—		650,920
Other intangible assets acquired (less accumulated amortization of $224,487)	133,448	—		133,448
Total	784,368	—		784,368
Deferred Income Taxes	125,681	77,105	(e)	202,786
Miscellaneous Assets	240,346	(741	)(b)	239,605
Total Assets	$3,855,928	$(159,752)		$3,696,176

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Commercial paper outstanding	$422,025	$(422,025	)(a)	$—
Accounts payable	242,528	(18,220	)(b)	224,308
Accrued payroll and other related liabilities	121,240	(3,906	)(b)	117,334
Accrued expenses	200,030	187,690	(b),(c),(e)	387,720
Unexpired subscriptions	83,298	—		83,298
Current portion of long-term debt and capital lease obligations	104,168	—		104,168
Construction loan	124,705	—		124,705
Total current liabilities	1,297,994	(256,461)		1,041,533
Other Liabilities
Long-term debt	720,790	—		720,790
Capital lease obligations	74,240	—		74,240
Pension benefits obligation	384,277	—		384,277
Postretirement benefit obligation	256,740	700	(d)	257,440
Other	296,078	(2,746	)(b)	293,332
Total other liabilities	1,732,125	(2,046)		1,730,079
Minority Interest	5,967	—		5,967
STOCKHOLDERS’ EQUITY
Serial preferred stock of $1 par value - authorized 200,000 shares - none issued	—	—		—
Common stock of $.10 par value:	—	—		—
Class A - authorized 300,000,000 shares; issued: 148,026,952 (including treasury shares: 5,000,000)	14,804	—		14,804
Class B - convertible - authorized 832,592 shares; issued: 832,592 (including treasury shares: - none)	82	—		82
Additional paid-in capital	—	—		—
Retained earnings	1,111,006	103,455	(f)	1,214,461
Common stock held in treasury, at cost	(158,886)	—		(158,886)
Accumulated other comprehensive income/(loss), net of income taxes:
Foreign currency translation adjustments	20,984	—		20,984
Funded status of benefit plans	(168,148)	(4,700	)(d)	(172,848)
Total accumulated other comprehensive loss, net of income taxes	(147,164)	(4,700)		(151,864)
Total stockholders’ equity	819,842	98,755		918,597
Total Liabilities and Stockholders’ Equity	$3,855,928	$(159,752)		$3,696,176

The accompanying notes are an integral part of this statement.

NOTE 1.              BASIS OF PRO FORMA PRESENTATION

On May 7, 2007, the Company completed the sale of the Broadcast Media Group, consisting of nine network-affiliated television stations, their associated Web sites and digital operating center, for approximately $575.0 million, subject to working capital adjustments.  The nine television stations sold were:

•                  WHO-TV in Des Moines, Iowa (NBC);

•                  KFSM-TV in Ft. Smith, Ark. (CBS);

•                  WHNT-TV in Huntsville, Ala. (CBS);

•                  WREG-TV in Memphis, Tenn. (CBS);

•                  WQAD-TV in Moline, Ill. (ABC);

•                  WTKR-TV in Norfolk, Va. (CBS);

•                  KFOR-TV in Oklahoma City, Okla. (NBC);

•                  KAUT-TV in Oklahoma City, Okla. (MyNetworkTV); and

•                  WNEP-TV in Scranton, Penn. (ABC).

NOTE 2.              PRO FORMA ADJUSTMENTS

The historical condensed consolidated balance sheet has been adjusted to give effect to pro forma events that are (1) directly attributable to the sale, and (2) factually supportable.  The following pro forma adjustments are included:

(a)            To record receipt of cash from the Purchaser of approximately $575.0 million as a reduction of commercial paper outstanding to zero with the remaining amount included in cash.

(b)           To eliminate the assets, liabilities and retained earnings related to the Broadcast Media Group subject to the sale agreement.

(c)          To record estimated non-recurring deal and separation costs of $18.7 million, primarily related to investment banking and contract termination fees.

(d)         To record a postretirement benefit obligation curtailment gain of $4.7 million and a special termination charge of $0.7 million as a result of the sale.

(e)          To record the income tax provision of $94.7 million that resulted from the sale.

(f)            To record the estimated gain on disposition (in millions):

Cash received (a)	$575.0
Less: net assets sold (b)	(362.1)
Less: deal and separation costs	(18.7)
Add: net postretirement benefit credit (d)	4.0
Gain before income taxes	198.2
Income taxes (e)	94.7
Net gain	$103.5

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEW YORK TIMES COMPANY

Date: May 8, 2007	By:	/s/ RHONDA L. BRAUER
Rhonda L. Brauer
Secretary and
Corporate Governance Officer